EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of The Charles Schwab Corporation on Form S-8 of our report dated February 16, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph related to an accounting change to conform with Statement of Position 98-1), appearing in the Current Report on Form 8-K of The Charles Schwab Corporation dated February 22, 2000.

DELOITTE & TOUCHE LLP


San Francisco, California
March 9, 2000